UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2018

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 1, 2018, pursuant to the Agreement and Plan of Merger ("Merger Agreement"), dated as of June 20, 2018, by and between Old National Bancorp ("ONB") and Klein Financial, Inc. ("Klein"), Klein merged with and into ONB, with ONB as the surviving corporation (the "Merger"). Immediately following the Merger, effective as of November 1, 2018, KleinBank, a Minnesota state bank and wholly owned subsidiary of Klein, merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank. As of September 30, 2018, KleinBank had $1.089 billion in gross loans and $1.720 billion in deposits.

At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of common stock of Klein, no par value per share (other than (1) shares held as treasury stock of Klein and (2) shares held directly or indirectly by ONB, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any), converted into the right to receive 7.92 shares of common stock of ONB (the "Stock Consideration"), no par value per share.

As a result of the Merger, ONB will deliver approximately 22,771,631 shares of ONB common stock to former holders of Klein common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2018

OLD NATIONAL BANCORP

By:	/s/ James C. Ryan, III
James C. Ryan, III
Senior Executive Vice President and Chief Financial Officer

3